UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 11, 2015

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5600 Blazer Parkway, Suite 200, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On May 11, 2014, Navidea Biopharmaceuticals, Inc. (the “Company”) and its subsidiary Macrophage Therapeutics, Inc., as guarantor, executed a Term Loan Agreement (the “CRG Loan Agreement”) with Capital Royalty Partners II L.P. in its capacity as a lender and as control agent for other affiliated lenders party to the CRG Loan Agreement (collectively, the “Lenders”) in which the Lenders agreed to make a term loan to the Company in the aggregate principal amount of $50,000,000 (the “Term Loan”), with an additional $10 million in loans to be made available upon the satisfaction of certain conditions stated in the CRG Loan Agreement. Closing and funding of the Term Loan occurred on May 15, 2014 (the “Effective Date”). The principal balance of the Term Loan will bear interest from the Effective Date at a per annum rate of interest equal to 14.0%. The Company will make quarterly payments of interest only in arrears commencing on June 30, 2015. Commencing on the fourth anniversary of the first quarterly interest payment date, the Company has the option of paying (i) 10.00% of the 14.00% per annum interest in cash and (ii) 4.00% of the per annum interest as compounded interest, added to the aggregate principal amount of the Term Loan. Principal is repayable in eight equal quarterly installments during the final two years of the term.

The Company may voluntarily prepay the Term Loan in full, upon fifteen business days’ prior written notice to Lenders, with a prepayment premium beginning at 5% and declining by 1% annually thereafter, with no premium being payable if prepayment occurs after the fifth year of the term. The Term Loan requires the payment on the borrowing date of a financing fee of 1.25% of the amount borrowed, and facility fee payable at the end of the term or when the loan is repaid in full equal to 2% of the principal amount.

The CRG Loan Agreement requires that the Company adhere to certain affirmative and negative covenants, including, without limitation, financial reporting requirements and a prohibition against the incurrence of indebtedness, or creation of additional liens, other than as specifically permitted by the terms of the CRG Loan Agreement. The Lenders may accelerate the payment terms of the CRG Loan Agreement upon the occurrence of certain events of default set forth therein, which include, without limitation, the failure of the Company to make timely payments of amounts due under the CRG Loan Agreement, the failure of the Company to adhere to the covenants set forth in the CRG Loan Agreement, and the insolvency of the Company. The covenants of the CRG Loan Agreement include a covenant that the Company shall have EBITDA of no less than $5 million in each calendar year during the term or revenues from sales of Lymphoseek® in each calendar year during the term of at least $11 million in 2015, with the target minimum revenue increasing in each year thereafter until reaching of $45 million in 2020, which will also be the target minimum revenue in each calendar year thereafter during the term. If the Company fails to meet the applicable EBITDA or minimum revenue target in any calendar year, the Loan Agreement provides the Company a cure right if it raises 2.5 times the EBITDA or revenue shortfall in equity or subordinated debt and deposits such funds in a separate blocked account. Finally, the events of default under the CRG Loan Agreement include a failure of Platinum-Montaur Life Sciences, LLC (“Platinum”) to perform its funding obligations under the Platinum Loan Agreement (as defined below) at any time as to which the Company had negative EBITDA for the most recent fiscal quarter, as a result either of Platinum’s repudiation of its obligations under the Platinum Loan Agreement, or the occurrence of an insolvency event with respect to Platinum.

Pursuant to the terms of a Security Agreement with the Lenders, the Company granted the Lenders a security interest in the Company’s tangible or intangible personal property of every kind, including, without limitation, all accounts, chattel paper, equipment, inventory, contract rights or rights to payment of money, general intangibles, commercial tort claims, documents, instruments (including any promissory notes), cash, deposit accounts, fixtures, letters of credit rights, intellectual property, securities, and all other investment property, and any and all claims, rights and interests in any of the above (collectively, the “Collateral”). The Collateral does not include capital stock of any foreign subsidiary of the Company in excess of 65% of the voting power of all classes of stock entitled to vote, if a pledge of more than 65% of the capital stock of such subsidiary creates an adverse tax consequence to the Company under the U.S. Internal Revenue Code.

In connection with the Company entering into the CRG Loan Agreement, the Company and Platinum entered into a Third Amendment (the “Third Platinum Amendment”) to the Loan Agreement between the Company and Platinum, dated July 25, 2012, as amended June 25, 2013 and March 4, 2014 (the “Platinum Loan Agreement). Platinum and the Lenders also entered into a Subordination Agreement (the “Subordination Agreement”), which the Company consented to and acknowledged, providing for the subordination of the Company’s indebtedness to Platinum under the Platinum Loan Agreement to the Company’s indebtedness under the CRG Loan Agreement, among other customary terms and conditions. Contemporaneously with the execution of the Third Platinum Amendment, the Company delivered a Third Amended and Restated Promissory Note, dated the Effective Date (the “Third Amended Platinum Note”), which amends and restates the Second Amended Promissory Note, dated March 4, 2014, made by the Company in favor of Platinum in the original principal amount of up to $35,000,000. Among other things, the Third Platinum Amendment (i) extends the term of the Platinum Loan Agreement until a date six months following the maturity date or earlier repayment of the Term Loan, and (ii) changes the provisions of the Platinum Loan Agreement governing Platinum’s right to convert advances into common stock of the Company. The Platinum Loan Agreement formerly provided for the optional conversion of advances made on or after June 25, 2013 beginning two (2) years from the date of the advance at conversion price equal to the lesser of (i) 90% of the lowest volume weighted average price for the 10 trading days preceding the date of such conversion request, or (ii) the average volume weighted average trading price for the 10 trading days preceding the date of such conversion request. Under the Third Platinum Amendment, the conversion right now applies to all advances made under the Platinum Loan Agreement, but not until such time as the average daily volume weighted average price of the Company’s common stock for the ten (10) preceding trading days exceeds $2.53 per share. As of the Effective Date, the net advances to the Company under the Platinum Loan Agreement were $7.7 million.

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The foregoing description of the terms of the Loan Agreement, the Security Agreement, the Subordination Agreement, the Third Platinum Amendment, and the Third Amended Platinum Note, is qualified in its entirety by reference to the text of the Loan Agreement, Subordination Agreement, Security Agreement, Third Platinum Amendment, and Third Amended Platinum Note, copies of which are attached hereto as exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively, and incorporated herein by reference.

On the Effective Date, in connection with the consummation of the Loan Agreement, the Company repaid all amounts outstanding under the Loan and Security Agreement with Oxford Finance, LLC (the “Oxford Loan Agreement”) in the amount of $31.6 million, which included payments of $289,000 as a pre-payment fee and $2,385,000 as an end-of-term final payment fee.

Item 1.02	Termination of a Material Definitive Agreement.

The contents of Item 1.01 are incorporated by reference into this item. On the Effective Date, the Oxford Loan Agreement terminated upon the payment to Oxford of the $31.6 million amount referenced in Item 1.01.

Item 2.02	Results of Operations and Financial Condition.

On May 12, 2015, the Company issued a press release regarding its consolidated financial results for the first quarter of 2015. A copy of the Company’s May 12, 2015, press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 2.02 of this Current Report on Form 8-K, including exhibit 99.1 attached hereto, shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The contents of Items 1.01 and 1.02 are incorporated by reference into this item.

Item 8.01	Other Events.

On May 11, 2015, the Company issued a press release entitled “Navidea Secures $60 Million Loan with CRG; Funding to Support Lymphoseek® Commercialization and Advancement of Development Pipeline.” A copy of the Company’s May 11, 2015, press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.2 attached hereto, shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Exhibit Description

10.1

Term Loan Agreement, dated as of May 8, 2015, by and among Navidea Biopharmaceuticals, Inc., as borrower, Macrophage Therapeutics, Inc. as guarantor, and Capital Royalty Partners II L.P., Capital Royalty Partners II – Parallel Fund “A” L.P. and Parallel Investment Opportunities Partners II L.P., as lenders (to be filed by amendment to this report).

10.2

Security Agreement, dated as of May 15, 2015 among Navidea Biopharmaceuticals, Inc. , as borrower, Macrophage Therapeutics, Inc. as guarantor, and Capital Royalty Partners II L.P., Capital Royalty Partners II – Parallel Fund “A” L.P. and Parallel Investment Opportunities Partners II L.P., as lenders, and Capital Royalty Partners II L.P., as control agent.

10.3

Subordination Agreement, dated as of May 8, 2015, among Platinum-Montaur Life Sciences, LLC, as subordinated creditor, Capital Royalty Partners II L.P., Capital Royalty Partners II – Parallel Fund “A” L.P. and Parallel Investment Opportunities Partners II L.P., as senior creditors, and Capital Royalty Partners II L.P., as senior creditor agent, and consented to by Navidea Biopharmaceuticals, Inc. as borrower.

10.4	Third Amendment to Loan Agreement, dated as of May 8, 2015, by and between Navidea Biopharmaceuticals, Inc, as borrower, and Platinum-Montaur Life Sciences, LLC, as lender.
10.5	Third Amended and Restated Promissory Note, dated May 8, 2015, made by Navidea Biopharmaceuticals, Inc. in favor of Platinum-Montaur Life Sciences LLC.
99.1	Press Release, dated May 12, 2015, entitled “Navidea Reports First Quarter 2015 Financial Results; Reiterates 2015 Lymphoseek® Revenue Guidance.”
99.2	Press Release, dated May 11, 2015, entitled “Navidea Secures $60 Million Loan with CRG; Funding to Support Lymphoseek® Commercialization and Advancement of Development Pipeline.”

Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, and markets for the Company’s products, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: May 15, 2015	By:	/s/ Brent L. Larson
Brent L. Larson, Executive Vice President and Chief Financial Officer

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